[LOGO] HOST MARRIOTT
       SERVICES
                                       Host Marriott Services Corporation
                                       10400 Fernwood Road
                                       Bethesda, MD  20817-1109
                                       301/380-3532
                                       301/380-7626 Fax

                                       Joe P. Martin
                                       Senior Vice President and General Counsel


                                       June 20, 1996


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549



                    Re: Host Marriott Services Corporation Non-Employee Directors' Deferred Stock Compensation Plan REGISTRATION ON FORM S-8


Ladies and Gentlemen:

                    In connection with the Registration Statement on Form S-8 (the "Registration Statement") of Host Marriott Services Corporation, a Delaware corporation (the "Company"), to be filed on or about June 21, 1996, with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed offering by the Company to certain of its non-employee directors of 100,000 shares of the Company's common stock (the "Shares"), under the Host Marriott Services Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan"), you have asked for my opinion as to the validity of the shares.

                    In my capacity as General Counsel for the Company, I am familiar with and have reviewed (1) the Company's Certificate of Incorporation and its by-laws, in each case as amended as of the date hereof, (2) the Registration Statement, including the exhibits thereto, (3) the materials maintained by the Company as Part I of the Registration Statement, and such other documents that I believe necessary and appropriate.

                    Subject to the foregoing and the other matters set forth herein, it is my opinion that upon issuance the Shares will be duly and validly authorized and, when distributed pursuant to the offering contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

                    I consent to your filing this opinion as an exhibit to the Registration Statement.


                                                 By:      /s/ Joe  P. Martin
                                                          ---------------------
                                                          Joe P. Martin
                                                 Title:   Senior Vice President
                                                          and General Counsel